================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                       FINGER LAKES FINANCIAL CORPORATION

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          FINGER LAKES FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1999

         The Annual Meeting of Shareholders of FINGER LAKES FINANCIAL CORP. (the "Company") will be held in the Board Room of its main office, located at 470 Exchange Street, Geneva, New York, on Thursday, April 22, 1999, at 11:00 a.m., Eastern Time, for the following purposes more fully described in the accompanying Proxy Statement:

         1.       To elect three directors of the Company.

         2. To consider and act upon a proposal to approve and ratify the selection of KPMG LLP as the Company's independent auditors for the year ending December 31, 1999.

         3. To consider and act upon a shareholder's proposal to promptly take the necessary steps to achieve a sale or merger of the Company.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


         The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                                   Terry L. Hammond
                                                   Secretary

Dated:  March 22, 1999


-------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
-------------------------------------------------------------------------------

                          FINGER LAKES FINANCIAL CORP.
                               470 EXCHANGE STREET
                             GENEVA, NEW YORK 14456
                                 (315) 789-3838


                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is furnished to Shareholders in connection with the solicitation of proxies by the Board of Directors of Finger Lakes Financial Corp. (the "Company"). The Company is a federally chartered stock holding company and was organized in connection with the reorganization of the Company in 1998 into a stock holding company form of organization (the "1998 Reorganization"). As a result of the 1998 Reorganization, each outstanding share of the common stock of Savings Bank of the Finger Lakes, FSB (the "Bank"), was converted into one share of the common stock, par value $.01 per share, of the Company (the "Common Stock"), and the Bank became the wholly-owned subsidiary of the Company. The Bank had been previously reorganized in 1994 into a mutual holding company form of organization (together with the 1998 Reorganization, the "Reorganizations"). As a result of the Reorganizations, Finger Lakes Financial Corporation, M.H.C. (the "Mutual Holding Company") holds 2,389,948 shares of Common Stock, which currently constitutes 66.9% of the Common Stock issued and outstanding.

         Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders of the Company which will be held on Thursday, April 22, 1999, and at any adjournments thereof (the "Meeting"). This Proxy Statement and accompanying form of proxy are being first mailed to Shareholders on or about March 22, 1999.

         The accompanying proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked prior to its use. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE DIRECTOR NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES NAMED HEREIN AND, UNLESS OTHERWISE INDICATED, FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999. UNLESS OTHERWISE INDICATED, A SIGNED PROXY WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL TO PROMPTLY TAKE THE NECESSARY STEPS TO ACHIEVE A SALE OR MERGER OF THE COMPANY (THE "SHAREHOLDER PROPOSAL"). FURTHER, A SIGNED PROXY WILL BE VOTED, UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED IN THE ENCLOSED PROXY. Any Shareholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice of revocation with the Secretary of the Company (Terry L. Hammond, Secretary, Finger Lakes Financial Corp., 470 Exchange Street, Geneva, New York 14456); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Meeting and will not be used for any other meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other means of communication. The Company has requested persons holding shares for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                                     VOTING

         As of March 12, 1999, the record date for the Meeting, there were 3,570,000 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding. Only Shareholders of record on the books of the Company at the close of business on March 12, 1999 are entitled to notice of and to vote at the Meeting. Each such Shareholder is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Directors are elected by a plurality of the votes cast at the Meeting with a quorum present. The affirmative vote of a majority of the shares present at the Meeting in person or by proxy, without regard to broker non-votes, is required to ratify the selection of the independent auditors and the Shareholder Proposal. Shares as to which "Abstain" has been selected on the accompanying proxy will be counted as shares present and entitled to vote for purposes of establishing a quorum, and will have the same effect as a vote against the matter. Shareholders are not entitled to cumulate votes in the election of directors.

         As indicated immediately below, the Mutual Holding Company owns a majority of the outstanding Common Stock. The Mutual Holding Company has informed the Board of Directors that it intends to vote all of its shares in favor of the election of the three nominees for director named herein, in favor of the ratification of the selection of the independent auditors, and against the Shareholder Proposal, thereby ensuring the presence of a quorum at the Meeting and the likelihood of the election of such nominees and the ratification of the selection of the independent auditors, and the defeat of the Shareholder Proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of March 12, 1999 regarding the only person or entity known to the Company to be the record or beneficial owner of more than 5% of the Common Stock.

                                                   NO. OF SHARES OF                       PERCENT OF ALL
           NAME AND ADDRESS                          COMMON STOCK                          COMMON STOCK
          OF BENEFICIAL OWNER                     BENEFICIALLY OWNED                       OUTSTANDING
          -------------------                     ------------------                       -----------
Finger Lakes Financial                                2,389,948                               66.9%
   Corporation, M.H.C. (1)
470 Exchange Street
Geneva, New York 14456

(1) The directors and executive officers of the Company are also the directors and executive officers of the Mutual Holding Company.


         The following table sets forth certain information as of March 12, 1999 regarding the Common Stock beneficially owned by each director and executive officer of the Company and all directors and executive officers as a group.

                                    NO. OF SHARES OF      PERCENT OF ALL                   PERCENT OF
                                         COMMON             COMMON                        PUBLICLY HELD
           NAME OF                 STOCK BENEFICIALLY        STOCK                           COMMON
       BENEFICIAL OWNER                OWNED (1)         OUTSTANDING (1)                  STOCK (1) (2)
       ----------------            -------------------   --------------------             -------------
G. Thomas Bowers                     85,192  (3)           2.4%                                7.1%
Michael J. Hanna                        200  (4)           ---                                 ---
Chris M. Hansen                       7,400  (5)           0.2                                 0.6
Richard J. Harrison                   5,000                0.1                                 0.4
James E. Hunter                       2,000                0.1                                 0.2
Ronald C. Long                        5,205  (6)           0.1                                 0.4
Bernard G. Lynch                      5,000                0.1                                 0.4
Arthur W. Pearce                      5,000                0.1                                 0.4
Joan C. Rogers                        5,100                0.1                                 0.4
Ralph E. Springstead                  3,000                0.1                                 0.3

                                    NO. OF SHARES OF      PERCENT OF ALL                   PERCENT OF
                                         COMMON             COMMON                        PUBLICLY HELD
           NAME OF                 STOCK BENEFICIALLY        STOCK                           COMMON
       BENEFICIAL OWNER                OWNED (1)         OUTSTANDING (1)                  STOCK (1) (2)
       ----------------            -------------------   --------------------             -------------
Terry L. Hammond                     27,837  (7)           0.8                                 2.3
Thomas A. Mayfield                   18,412  (8)           0.5                                 1.5
Leslie J. Zornow                      6,369  (9)           0.2                                 0.5
All directors and executive
officers as a group (13
persons)                            175,715                4.9                                14.4

(1) Includes shares which such persons have the right to acquire within 60 days of March 12, 1999. Unless otherwise indicated, each person has sole voting and sole investment power with respect to all of the shares he or she beneficially owns. The numbers of shares and percentages of ownership are as reported by such persons as of March 12, 1999, with percentages based on 3,570,000 shares outstanding except where the issuance of shares pursuant to presently exercisable options indicated in other footnotes to the table would increase the number of shares outstanding. Percentages of less than 0.1% have been omitted from the table.

(2) Reflects each person's percentage of ownership of the 1,180,052 shares of Common Stock held as of March 12, 1999 by all Shareholders of the Company other than the Mutual Holding Company.

(3) Includes (i) 4,000 shares owned by Mr. Bowers' wife; (ii) 2,897 shares held in the Company's 401(k) profit-sharing plan (the "401(k) Plan") for Mr. Bowers' account, as to which shares he has investment power only;
        (iii) 2,360 shares which will vest within 60 days under the 1996 Management Recognition Plan; (iv) presently exercisable options to purchase 17,700 shares; and (v) 3,548 shares held in the ESOP for Mr. Bowers' account, as to which shares he has indirect voting power only. See "Executive Compensation" below.

(4)     Such shares are held jointly by Mr. Hanna and his daughter.

(5) Includes 3,980 shares held in a benefit plan of C.M. Hansen Farms, Inc., of which Mr. Hansen is a trustee and a beneficiary.

(6)     Includes 1,289 shares owned by Mr. Long's wife.

(7) Includes (i) 7,772 shares held in the 401(k) Plan for Mr. Hammond's account, as to which shares he has investment power only; (ii) 1,240 shares which will vest within 60 days under the 1996 Management Recognition Plan; (iii) presently exercisable options to purchase 10,600 shares; and (iv) 4,211 shares held in the ESOP for Mr. Hammond's account, as to which shares he has indirect voting power only. See "Executive Compensation" below.

(8) Includes (i) 1,212 shares held in the 401(k) Plan for Mr. Mayfield's account, as to which shares he has investment power only; (ii) 800 shares which will vest within 60 days under the 1996 Management Recognition Plan; (iii) presently exercisable options to purchase 9,960 shares; and (iv) 1,039 shares held in the ESOP for Mr. Mayfield's account, as to which shares he has indirect voting power only. See "Executive Compensation" below.

(9) Includes (i) 97 shares held in the 401(k) Plan for Ms. Zornow's account, as to which shares she has investment power only; (ii) 333 shares which will vest within 60 days under the 1996 Management Recognition Plan;
        (iii) presently exercisable options to purchase 3,800 shares; and (iv) 1,172 shares held in the ESOP for Ms. Zornow's account, as to which shares she has indirect voting power only. See "Executive Compensation" below.





                        PROPOSAL 1: ELECTION OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, which are to be as equal in number as possible; directors are to be elected for three-year terms, with one class of directors being elected each year.

         Three of the Company's ten directors are to be elected by the Shareholders at the Meeting, to hold office for a three-year term expiring in 2002, or until his or her successor is duly elected and qualifies. The Board of Directors recommends the election of the three nominees named below, each of whom is currently a director of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below.

         The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

    PROPOSED FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2002

                                                                                            DIRECTOR
                                  NAME AND BACKGROUND                                      SINCE (1)
                                  -------------------                                      ---------

CHRIS M. HANSEN,  age 63, is the owner and operator of C.M. Hansen Farms,  Inc., located      1983
in Hall, New York, which owns a citrus operation in LaBelle, Florida.

JOAN C.  ROGERS,  age 65,  is  retired  from  her  position  as  Vice  President  of BJR      1993
Broadcasting,  Seneca Falls,  New York,  where she served in such capacity for more than the past five years.

RALPH E.  SPRINGSTEAD,  age 73, has served as Chairman of the Board of the Company since      1958
July 1995.  Mr.  Springstead  joined the Company in 1951 and served as its President and
Chief Executive Officer from 1965 until June 1995.

(1) Includes, as applicable, tenure as a director of the Company or the Bank in its forms prior to the Reorganizations.

        MEMBERS OF THE BOARD OF DIRECTORS CURRENTLY CONTINUING IN OFFICE

         The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.

                                                                                    DIRECTOR        TERM
                              NAME AND BACKGROUND                                   SINCE (1)     EXPIRES
                              -------------------                                   ---------     -------
G.  THOMAS  BOWERS,  age 55, has  served as the  Company's  President  and Chief      1995          2001
Executive  Officer  since  July  1995.  He was  President  and  Chief  Executive
Officer of Citizens  Savings Bank, FSB,  Ithaca,  New York, from July 1992 until
December  1994.  Mr.  Bowers was employed by Columbia  Banking  Savings and Loan
Association,  Rochester,  New York,  from  1987  until  June  1992,  serving  as
President and Chief Executive Officer from April 1991 until June 1992.

MICHAEL J.  HANNA,  age 53, has served as Director  of  Athletics  at Hobart and      1994          2000
William Smith Colleges, Geneva, New York, since 1981.

RICHARD  J.  HARRISON,  age 53,  has  served as  Executive  Vice  President  and      1997          2001
Director of Dominion  Capital  Corporation,  Fairport,  New York, since 1994. He was also President of UnitedAuto Finance Inc., Fairport,  New York, from 1994 to

                                                                                    DIRECTOR        TERM
                              NAME AND BACKGROUND                                   SINCE (1)     EXPIRES
                              -------------------                                   ---------     -------
December 1998.  Prior to 1994, Mr. Harrison was employed by Rochester  Community
Savings  Bank,  Rochester,  New York,  serving as President  of its  subsidiary,
American Credit Services, Inc.

JAMES E. HUNTER,  age 63, is a professor at Cornell  University and the Director      1990          2000
of the New York State Agricultural Experiment Station, Geneva, New York.

RONALD C. LONG, age 62, is President of Long Milk Haulers,  Inc.,  Penn Yan, New      1994          2000
York, which owns and operates a milk hauling and trucking operation.

BERNARD G.  LYNCH,  age 68, is retired  from his  position as  President  of the      1962          2001
Lynch Furniture Co., Inc., a retail  furniture  outlet with stores in Geneva and
Auburn, New York, where he served full-time in that position until 1992.

ARTHUR W. PEARCE,  age 56,  retired in July 1997 after over 20 years in mortgage      1998          2001
banking.  From  December  1994  until July 1997 he was  Senior  Vice  President,
Community  Banking,  of M&T Bank, Ithaca, New York, and from December 1992 until
December 1994 he was Executive  Vice  President of Citizens  Savings Bank,  FSB,
Ithaca, New York.

(1) Includes, as applicable, tenure as a director of the Company or the Bank in its forms prior to the Reorganizations.

SHAREHOLDER NOMINATIONS

         The Company's Bylaws govern nominations for election to the Board of Directors and requires that all such nominations (other than those made by the Nominating Committee of the Board) be made only by a Shareholder who has complied with the notice provisions of the Bylaws. Shareholder nominations must be made by timely notice in writing to the Secretary of the Company. To be timely, a Shareholder's notice must be delivered to the Secretary of the Company (Terry L. Hammond, Secretary, Finger Lakes Financial Corp., 470 Exchange Street, Geneva, New York 14456) at least five days prior to the date of an annual meeting. If notice is so delivered, the nominations will be posted in a conspicuous place in the principal place of business of the Company. Ballots bearing the names of all persons nominated by the Nominating Committee or by Shareholders will be provided at the annual meeting.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         Regular meetings of the Board of Directors of the Company are held on a monthly basis. The Board of Directors held a total of 14 meetings during the 1998 calendar year ("1998"). During 1998, each director attended at least 75% of the total of such Board meetings and meetings of Board Committees on which he or she served.

         The Board of Directors has established various Committees, which are described below:

                  The Executive Committee generally has the power and authority to act on behalf of the Board of Directors between scheduled meetings of the Board, unless specific Board of Directors' action is required or unless otherwise restricted by the Company's Charter or Bylaws or the Board of Directors. The Executive Committee also administers the investment policy adopted by the Board of Directors. During 1998, the Executive Committee met six times. The current members of the Executive Committee are Mr. Bowers (Chairman) and Messrs. Hanna, Harrison, Hunter, Lynch and Pearce.

                  The Audit/Community Reinvestment Act ("CRA") Committee reviews
(i) reports from the internal audit department, (ii) the independent auditors' reports and the results of their examination, prior to review by and with the entire Board of Directors, and (ii) the Office of Thrift Supervision, Federal Deposit Insurance Corporation and other regulatory reports, prior to review by and with the entire Board of Directors. The Audit/CRA Committee also meets periodically with the Company's CRA Officer to review the Company's CRA activities. During 1998, the Audit/CRA Committee met four times. The current members of the Audit/CRA Committee are Mr. Lynch (Chairman), Messrs. Long and Pearce and Mrs. Rogers.

                  The Salary and Personnel Committee oversees the compensation programs provided to the Company's management, including basic salaries, bonuses and benefit plans. It also administers the 1996 Stock Option Plan and the 1996 Management Recognition Plan. See "Executive Compensation" below. During 1998, the Salary and Personnel Committee met three times. The current members of the Salary and Personnel Committee are Mr. Springstead (Chairman) and Messrs. Hansen, Harrison and Hunter.

                  The Loan Committee (i) reviews and approves loan requests exceeding certain dollar limitations, as defined in the Company's lending policy, and (ii) reviews loan quality control and classification reports on a monthly basis. During 1998, the Loan Committee met nine times. The current members of the Loan Committee are Mr. Hansen (Chairman), Mrs. Rogers and Messrs. Hanna, Long and Springstead.

                  The Nominating Committee nominates persons to serve as directors of the Company. During 1998, the Nominating Committee met one time. The current members of the Nominating Committee are Mr. Lynch (Chairman) and Messrs. Bowers and Hunter.

DIRECTORS' COMPENSATION

         During 1998, the Company paid cash directors' fees aggregating $79,800 to the non-employee members of the Board of Directors, consisting of (i) attendance fees of $250 for each meeting of the Board of Directors attended and $150 for each meeting of a Board Committee attended, and (ii) a retainer of $1,000 per calendar quarter. Directors who are also employees of the Company (currently, only Mr. Bowers) are paid no additional compensation for their services as directors.

         Directors who are not employees of the Company are entitled to participate in the 1998 Restated Deferred Compensation Plan for Directors (the "Restated Plan"). The Restated Plan allows participating outside Directors to defer up to 100% of their compensation from the Company into certain "hypothetical" investment options designated by the Salary and Personnel Committee, including Common Stock. The Restated Plan is unfunded and may require the Company to issue Common Stock to the participating Directors at such time as the Director has elected to receive a distribution, or upon the death of the participating Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Since January 1, 1998, one executive officer of the Company, Ms. Zornow, inadvertently filed late with the Securities and Exchange Commission (the "SEC") one report disclosing her Common Stock holdings when she became an executive officer of the Company. All of the Company's other directors and executive officers are current in such filings. In making the foregoing statements, the Company has relied on the written representations of its directors and executive officers and copies of the reports they have filed with the SEC.


                               EXECUTIVE OFFICERS

         The Company is currently served by four executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualify:

         G. THOMAS BOWERS, age 55, has served as the Company's President and Chief Executive Officer since July 1995. Further information about Mr. Bowers is set forth under "Election of Directors" above.

         TERRY L. HAMMOND, age 49, has served as the Company's Executive Vice President, Chief Financial Officer and Secretary since January 1, 1999. Prior to that, he served as Senior Vice President, Chief Financial Officer and Secretary since joining the Company in 1990. Prior to that, Mr. Hammond was employed by Monroe Savings Bank, Rochester, New York, in the same capacity.

         THOMAS A. MAYFIELD, age 53, serves as the Company's Senior Vice President and Senior Loan Officer. He joined the Company in that capacity in April 1996. For two years prior to that, Mr. Mayfield served in a similar capacity at Savannah Bank, N.A., Savannah, New York. Prior to that, he was employed for 14 years by Central Trust Company, Rochester, New York, last serving as Vice President and Manager, Metro Banking Group.

         LESLIE J. ZORNOW, age 34, has served as the Company's Senior Vice President, Retail Banking, since January 1, 1999. Prior to that, she served as Vice President, Branch Administration and Marketing from 1996 to 1998 and as Vice President, Human Resources and Marketing since joining the Company in 1995. Prior to that, Ms. Zornow was employed by the Monroe County, New York, Department of Communications as Deputy Director.


                             EXECUTIVE COMPENSATION

         Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the years ended December 31, 1998, 1997 and 1996, paid by the Company to its Chief Executive Officer. No other executive officer of the Company received salary and bonus in excess of $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                Annual Compensation                 Compensation
                                                -------------------                 ------------
                                                                    Other                                   All
                                                                    Annual     Restricted                  Other
                                                                   Compen-        Stock       Option      Compen-
         Name and                             Salary    Bonus       sation       Awards       Grants      sation
    PRINCIPAL POSITION        YEAR           ($) (1)     ($)       ($) (2)       ($) (3)     (#) (4)      ($) (5)
    ------------------        ----           -------     ---       -------       -------     -------      -------
G. THOMAS BOWERS,             1998          $174,585   $20,227        0          $54,250           0      $10,610
President and Chief           1997           168,562      0           0          128,469           0       24,160
Executive Officer             1996           158,000      0           0           94,400      29,500       10,874


(1) The amounts shown include cash compensation earned and paid during the year indicated as well as cash compensation deferred at Mr. Bowers' election into the 401(k) Plan. The Company makes no contributions to the 401(k) Plan.

(2) Does not reflect the value of perquisites and other personal benefits because the aggregate amount of such compensation for any year did not exceed 10% of Mr. Bowers' annual salary and bonus for that year.

(3) The amounts shown reflect restricted awards of Common Stock under the Company's 1996 Management Recognition Plan. See "Executive Compensation--1996 Management Recognition Plan" below. The amounts shown represent the aggregate market value of the shares awarded on the dates of the awards (2,800 shares awarded in 1998; 9,500 shares awarded in 1997; 11,800 shares awarded in 1996). The awards vest, and the shares are paid out to Mr. Bowers, over periods ranging from three to five years, each commencing one year from the respective award date. The total number and dollar value of shares credited to Mr. Bowers' award account at 1998 year-end, based on the market value of the Common Stock on December 31, 1998 ($11.50 per share), was 7,687 shares ($88,401). Dividends are payable on such shares at the same rate as dividends are paid on other shares of Common Stock.

(4)     See "Executive Compensation --1996 Stock Option Plan" below.

(5) The amounts shown reflect: (i) the aggregate market value, on the date of allocation, of shares of Common Stock allocated during the referenced year to Mr. Bowers' account under the ESOP ($7,481 at December 31, 1998; $23,066 at December 31, 1997; $10,010 at December 31, 1996) (see
        "Executive Compensation--Employee Stock Ownership Plan" below); and (ii) the compensatory value ($3,129 in 1998; $1,094 in 1997; $864 in 1996) of life insurance premiums paid by the Company on Mr. Bowers' behalf.

1996 MANAGEMENT RECOGNITION PLAN

         The objective of the Company's 1996 Management Recognition Plan (the "Recognition Plan") is to enable the Company to provide certain of its officers and other employees with a proprietary interest in the Company, through restricted stock awards which vest at subsequent dates, as compensation for their contributions to the Company as well as an incentive to make such contributions in the future by continuing their employment with the Company. The Recognition Plan has been funded with 47,200 shares of Common Stock (purchased on the open market in 1996 with funds provided by the Company), which are held by a third-party trustee until they are awarded, and thereafter vested and distributed, to recipient employees in accordance with the terms of the Recognition Plan.

         The Recognition Plan is administered by the Salary and Personnel Committee of the Board of Directors (the "Committee"), which consists solely of disinterested directors. The Committee determines, among other things, the employees who are to receive restricted stock awards under the Recognition Plan, the number of shares covered by each award, and the vesting schedule by which awarded share vest and are paid out by the trustee to each recipient. Under the terms of the Recognition Plan, the trustee is authorized to vote, in its discretion, all Recognition Plan shares which have not yet vested. Dividends are payable on awarded shares, for the benefit of the respective recipients, at the same rate as dividends are paid on other shares of Common Stock. The Recognition Plan also contains customary anti-dilution provisions. The Board of Directors of the Company can terminate the Recognition Plan at any time.

         If an award recipient's employment with the Company is terminated by reason of his or her death, disability or retirement, or in the event of a change in control of the Company, all shares subject to the award become immediately vested and payable to the recipient. However, upon any other termination of an award recipient's employment, all rights to shares not yet vested are forfeited.

         At December 31, 1998, an aggregate of 47,200 shares of Common Stock had been awarded under the Recognition Plan to an aggregate of ten employees, including the Chief Executive Officer and the Company's three other current executive officers. Shares awarded under the Recognition Plan vest over periods ranging from three to five years, each commencing one year from the respective award date.

1996 STOCK OPTION PLAN

         The Company's 1996 Stock Option Plan (the "Option Plan") is designed to improve the growth and profitability of the Company by providing its employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees for outstanding performance. The Option Plan is intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the grant of incentive stock options, non-statutory stock options and stock appreciation rights. An aggregate of 118,000 shares of Common Stock are available for option grants under the Option Plan. The Option Plan terminates in 2006.

         The Option Plan is administered by the Committee, which determines, among other things, the employees who are to receive options under the Option Plan, the types of options to be granted and the number of shares covered by each option. The exercise price of each option must be at least equal to the market value of the Common Stock on the option grant date (or 110% of such market value in the case of an incentive stock option granted to a holder of 10% or more of the outstanding Common Stock).

         Options vest and become exercisable at the rate of 20% per year, commencing one year from the option grant date. Options are only exercisable upon vesting and until the earlier of ten years after the option grant date (or five years after the option grant date in the case of an incentive stock option granted to a holder of 10% or more of the outstanding Common Stock) or three months after termination of the optionee's employment with the Company. However, if an optionee's employment is terminated due to death, disability or retirement, or in the event of a change in control of the Company, the optionee or his estate has one year following termination in which to exercise an otherwise exercisable option. Options are non-transferable except by will or the laws of descent and distribution. The Option Plan also contains customary anti-dilution provisions.

         Under the Option Plan, the Committee is also authorized to grant stock appreciation rights, under which an optionee may surrender an exercisable option in return for payment by the Company of cash or Common Stock in an amount equal to the excess of the then-current market value of the Common Stock over the exercise price of the surrendered option.

         At December 31, 1998, options to purchase an aggregate of 116,000 shares of Common Stock, at prices ranging from $6.75 to $20.00 per share, were outstanding and held by an aggregate of 15 employees, including the Chief Executive Officer and the three other current executive officers.

         Shown below is information with respect to the total unexercised options to purchase Common Stock held by the Chief Executive Officer at December 31, 1998. No options were granted to or exercised by the Chief Executive Officer during 1998.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                      Shares                                                            Value of All Unexercised
                     Acquired                       Unexercised Options Held             In-the-Money Options at
                        On          Value               At Year-end (#)                     Year-end ($) (1)
                                                        ---------------                     ----------------
                     Exercise      Realized
      NAME             (#)           ($)
      ----             ---           ---
                                                Exercisable      Unexercisable      Exercisable   Unexercisable
                                                -----------      -------------      -----------   -------------
G. Thomas Bowers        0             0            11,800            17,700           $41,300            $61,950

(1) Expressed as the excess of the per share market value of the Common Stock at December 31, 1998 ($11.50) over the per share exercise price of the options ($8.00).

EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

         The purpose of the ESOP is to recognize and reward the contributions made to the Company by its employees. Employees who have at least one year of credited service with the Company (including the Company and the Bank in its forms prior to the Reorganizations) and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed funds in 1994 from a third-party lender in order to fund the purchase of 94,396 shares of Common Stock. Subsequent to the 1998 Reorganization, the third-party loan was repaid with the proceeds of a loan from the Company. The loan to the ESOP, which bears interest at a fixed rate of 7.75% per annum, will be repaid principally from the Company's contributions to the ESOP over ten years. The Company may, in any year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock (which may be newly issued or acquired by the purchase of outstanding shares). Such purchases, if made, may be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         The shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP, and the release of shares from the suspense account, are allocated among participants on the basis of compensation. Forfeitures are reallocated among remaining participants and may reduce any amount the Company might otherwise have contributed to the ESOP. Allocations may be paid out to a participant, either in shares of Common Stock or in cash, upon retirement, early retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. Recipients of shares paid out under the ESOP must give the Company a right of first refusal when selling the shares so acquired.

         The trustees under the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares, as well as allocated shares for which employees do not give instructions, must be voted in the same ratio as the shares for which instructions are given. The ESOP is subject to the Employee Retirement Income Security Act of 1974, as amended, as well as the regulations of the Internal Revenue Service and the Department of Labor.

EMPLOYMENT AGREEMENTS

         During 1998, Mr. Bowers was compensated for his services as President, Chief Executive Officer and a director of the Company pursuant to an Employment Agreement with the Company dated January 26, 1995 (the "Employment Agreement"). The Employment Agreement provides for an annual base salary, subject to increases in the sole discretion of the Company, and customary fringe benefits. As an annual incentive, the Employment Agreement also provides for the payment, in the sole discretion of the Board of Directors, of an annual bonus. In 1998, Mr. Bowers received a bonus of $20,227.

         The Employment Agreement may be terminated by either Mr. Bowers or the Company at any time upon ten days' notice. However, if the Company terminates the Employment Agreement without cause or fails to comply with any material provision thereof, or if Mr. Bowers terminates the Employment Agreement for good reason, Mr. Bowers will be entitled to severance pay amounting to 2.99 times the average annual compensation paid him during the last five years of his employment by the Company. In addition, Mr. Bowers may continue to participate in employee benefit plans of the Company (other than retirement and stock compensation plans) for three years following termination.

         Pursuant to the Employment Agreement, Mr. Bowers is also the beneficiary of a non-qualified, unfunded Supplemental Retirement Agreement with the Company dated February 28, 1995 and amended June 22, 1998 (the "Retirement Agreement"), which provides that, upon his reaching age 62, the Company will pay Mr. Bowers or his surviving spouse up to $30,000 per year for 20 years (or, upon their earlier deaths, a lump sum payment to their estates), subject to a downward adjustment equal to 6% of the total cash value in all policies subject to any split dollar agreement in effect as of Mr. Bower's 62nd birthday. Such payments will be provided in part by premiums paid under an insurance policy on Mr. Bowers' life maintained for the Company's benefit. The Retirement Agreement vests at the rate of 20% per year on June 30 of each year. The Retirement Agreement is currently 60% vested, and would pay Mr. Bowers, were his employment to terminate currently, $18,000 per year upon his reaching age 62.

REPORT OF SALARY AND PERSONNEL COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

         The following report of the Salary and Personnel Committee required by the rules of the SEC to be included in this Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

EXECUTIVE COMPENSATION PHILOSOPHY:

         The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and shareholder value. Under the supervision of the Salary and Personnel Committee of the Board of Directors (the "Committee"), which is comprised of outside directors and which also administers the Recognition Plan and the Option Plan, the Company has developed and implemented compensation policies, plans and programs designed to increase shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of these goals, annual base salaries are intended to serve as a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to profitability and shareholder value. In years of outstanding achievement, executive officers are rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards. However, currently no shares of Common Stock remain available for future awards under the Recognition Plan, and only 2,000 shares remain available for future awards under the Option Plan.

EXECUTIVE OFFICER COMPENSATION:

         The Company's total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses. The base salaries are fixed at levels that the Committee believes to be generally comparable to amounts paid to highly qualified senior executives at other similar banks and bank holding companies. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Committee's consensus that the individual's contribution to the Company has increased and (ii) increases in competitive pay levels.

         In general, annual cash incentive bonuses for executives are intended to reflect the Company's belief that management's contributions to improving shareholder return are related to earnings growth. Under the current employment agreement between the Company and Mr. Bowers, an annual bonus may be paid to Mr. Bowers, and this decision rests in the sole discretion of the Board of Directors. In addition, the Company has a written Formula Bonus Plan (the "Bonus Plan") that is designed to provide significant financial incentive to the Company's executives and management personnel. Bonuses under the Bonus Plan are paid to the Company's executives only if the Company meets its annual financial goals. Bonuses range from 10% to 14% of annual salary if the Company meets its financial goals, from 15% to 20% of annual salary if it exceeds its financial goals by at least ten percent, and from 21% to 26% of annual salary if it exceeds its financial goals by at least twenty percent. In 1998, all four of the Company's current executive officers received bonuses that ranged from $4,280 to $20,227.

         Long-term incentives have been provided through the grant of stock options under the Option Plan and contingent stock awards under the Recognition Plan. Under the Option Plan (see "Executive Compensation -- 1996 Stock Option Plan" above), the Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with increasing shareholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company's senior management, the Committee has reviewed and considered the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee.

         Under the Recognition Plan (see "Executive Compensation -- 1996 Management Recognition Plan" above), the Committee has the authority to award shares of Common Stock to officers and other key employees with a proprietary interest in the Company. In making such awards, the Committee has considered all of the factors discussed, and has followed the procedure described, in the previous paragraph.

         However, currently no shares of Common Stock remain available for future awards under the Recognition Plan, and only 2,000 shares remain available for future awards under the Option Plan.

         Executive officers may also participate in the Company's 401(k) Plan, which includes only employee contributions.

CHIEF EXECUTIVE OFFICER COMPENSATION:

         The key performance measure used to determine Mr. Bowers' 1998 compensation was the Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

         Pursuant to the terms of his employment agreement with the Company (see "Executive Compensation -- Employment Agreements" above), which was approved by the Board of Directors in 1995, Mr. Bowers' annual base salary is fixed, subject to increases by the Board of Directors in its sole discretion. For 1998, his salary amounted to $174,585. The Committee believes that Mr. Bowers' salary is fixed at a level which is comparable to the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other similar banks and bank holding companies.

         Consistent with the Company's executive compensation philosophy, Mr. Bowers' total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of the possibility of a cash bonus under the terms of his employment agreement, determined by the Board of Directors. The long-term incentive component has taken the form of stock options granted under the Option Plan and contingent stock awards granted under the Recognition Plan. Both the annual and long-term components of Mr. Bowers' incentive compensation are variable and closely tied to corporate performance in a manner that encourages dedication to building shareholder value.

         Mr. Bowers' short-term and long-term incentive compensation for 1998 included a cash bonus of $20,227 and a contingent stock award of 2,800 shares.

         In evaluating the performance and setting the compensation of Mr. Bowers as the Company's Chief Executive Officer, the Committee has taken particular note of the Company's success since he was hired in July 1995. Since 1995 year-end, total assets of the Company have increased 68%, total loans have increased 70% and total deposits have increased 39%. Excluding a special charge in the fourth quarter of 1998, earning have increased by more than 25% in each of the last two years. In March 1998 the Company paid its shareholders a 2-for-1 stock split in the form of a 100% stock dividend. Further, the Company has opened three new branches since March 1996.

         In addition to leading the Company to these financial achievements, Mr. Bowers has established a strong record in the areas of innovation and management efficiency, and has built a strong management team and aggressively pursued new areas for growth.

                                              SALARY AND PERSONNEL COMMITTEE:
                                              Ralph E. Springstead, Chairman
                                              Chris M. Hansen
                                              Richard J. Harrison
                                              James E. Hunter



STOCK PRICE PERFORMANCE GRAPH

         The following graph sets forth a comparison of the cumulative total shareholder return on the Common Stock since the Company's public offering on November 11, 1994, based on the market price thereof and taking into account all cash and stock dividends paid through December 31, 1998, with the cumulative total return of the companies comprising the Nasdaq Composite Total Return Index
(US) and the companies comprising the SNL MHC Thrift Index.

                            [TOTAL RETURN PERFORMANCE GRAPH]

                                                      PERIOD ENDING
                                    -----------------------------------------------------
INDEX                               11/11/94 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
----------------------------------------------------------------------------------------
Finger Lakes Financial Corp. (MHC)  100.00    95.60    197.98   171.91   409.36   298.86
NASDAQ - Total US                   100.00    98.86    139.82   171.94   210.94   296.52
MHC Thrifts                         100.00    97.70    154.51   199.88   447.64   307.31



         ASSUMES $100 INVESTED ON NOVEMBER 11, 1994 IN THE COMMON STOCK, THE COMPANIES COMPRISING THE NASDAQ COMPOSITE TOTAL RETURN INDEX (US) AND THE COMPANIES COMPRISING THE SNL MHC THRIFT INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS. INFORMATION SHOWN INCLUDE STOCK PRICES OF THE COMPANY AND THE BANK IN ITS FORMS PRIOR TO THE REORGANIZATIONS. SOURCE OF GRAPH: SNL SECURITIES LC.

         There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

         The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either Act.

                              RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

         The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Company's policy regarding loans to directors and executive officers complies with Section 22(h) of the Federal Reserve Act. The following table sets forth information as to all directors and executive officers, including members of their immediate families and affiliated entities, who had loans with the Company aggregating $60,000 or more outstanding between January 1, 1998 and February 28, 1999:

                                                             Highest Principal
                                                 Year             Balance            Principal     Interest
        Name and               Nature of         Loan           Outstanding           Balance       Rate at
      Relationship            Indebtedness       Made        1/1/98 to 2/28/99      at 2/28/99      2/28/99
-------------------------- ------------------- ---------- -------------------- --- -------------- ------------
    Bernard G. Lynch,      Mortgage loan         1989                 $79,428            $14,810        10.0%
        Director           Mortgage loan         1996                 $61,878            $55,462        7.75%
-------------------------- ------------------- ---------- -------------------- --- -------------- ------------
    Michael J. Hanna       Mortgage loan         1996                 $76,677            $68,322         7.0%
        Director           Mortgage loan         1998                 $12,159            $12,159        6.75%
                           Consumer loan         1997                  $3,500             $2,300        12.0%
                           Consumer loan         1997                 $17,677            $11,909         7.9%
-------------------------- ------------------- ---------- -------------------- --- -------------- ------------
     Ronald C. Long        Commercial loan       1999                 $95,504            $83,330         8.5%
        Director
-------------------------- ------------------- ---------- -------------------- --- -------------- ------------
    Leslie J. Zornow       Mortgage loan         1997                $125,211           $123,578       6.875%
  Senior Vice President    Consumer loan         1997                  $8,553             $6,327        7.90%
                           Consumer loan         1998                  $1,448             $1,448        18.0%

OTHER TRANSACTIONS

         Ralph E. Springstead, a director of the Company and its former President and Chief Executive Officer, retired from the Company's employ on January 1, 1996. He and the Company are party to a Modified Supplemental Pension Agreement, dated December 31, 1985 and amended December 26, 1995 and June 22, 1998, which provides for payments to Mr. Springstead or his designated beneficiary of $45,000 per year for 20 years (or, upon his earlier death, a lump sum payment to his estate), subject to a downward adjustment equal to the annual dividend payable on all policies subject to any split dollar agreement in effect as of Mr. Springstead's 62nd birthday. Such payments are provided in part by premiums paid under an insurance policy on Mr. Springstead's life maintained for the Company's benefit.


          PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The firm of KPMG LLP, certified public accountants, served as the independent auditors of the Company for 1998. The Board of Directors has selected KPMG LLP as the Company's independent auditors for the year ending December 31, 1999. This selection will be presented to the Shareholders for their ratification at the Meeting.

         The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship which exists between independent certified public accountants and clients. A representative of KPMG LLP will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

         The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the Shareholders do not ratify this selection, the Board of Directors will reconsider its choice.


                    PROPOSAL 3: SALE OR MERGER OF THE COMPANY

         A Shareholder (the "Proponent") has requested the Company to include the following resolution in the proxy material for the Annual Meeting. The name and address of the Proponent and the number of shares owned will be promptly furnished upon any oral or written request to the Secretary of the Company.

         "RESOLVED, that the Board of Directors of Finger Lakes Financial Corporation ("SBFL") promptly take the necessary steps to achieve a sale or merger of SBFL on terms that will maximize shareholder value."

         The Proponent provided this supporting statement:

         "We believe the value of SBFL is far greater than reflected by the current stock price and that the sale or merger of SBFL will maximize shareholder value. SBFL is a stock thrift with a majority of its shares retained by a Mutual Holding Company ("MHC"). In our opinion, SBFL could be sold at a substantial premium to its current market price of $12 on 11/19/98. The following valuation methodologies of a book value approach and an earnings approach, derived from relevant peer group analyses, are based on the sale or merger of 100% of SBFL to a third party(1). All book value and earnings per share analyses are adjusted(2).

         BOOK VALUE APPROACH
         SBFL price (11/19/98)                                    $12.00
         SBFL most recent quarter adjusted book value(1)          $11.51
         SBFL Adjusted Price/Book                                              104.26%

         Average  Price/Book for  Mid-Atlantic  thrifts sold                                208.90%
         in 1998 as of 11/5/98
         POTENTIAL SBFL PRICE PER SHARE                                                      $24.04

         Average  Price/Book  for thrifts  sold in 1998 with                                221.70%
         deal values  between  $50 million and $100  million
         as of 11/5/98
         POTENTIAL SBFL PRICE PER SHARE                                                      $25.52

         EARNINGS APPROACH
         SBFL price (11/19/98)                                    $12.00

         SBFL most recent last twelve months (ltm) adjusted        $ .54
         earnings per share (eps)(1)

         SBFL Adjusted Price/LTM EPS                                            22.22x


         Median Price/LTM EPS for Mid-Atlantic  thrifts sold                                 26.60x
         in 1998 as of 11/5/98
         POTENTIAL SBFL PRICE PER SHARE                                                      $14.36

         Median Price/LTM EPS for thrifts sold in 1998 with                                   26.80x
         deal values between $50 million and $100 million
         as of 11/5/98

         POTENTIAL SBFL PRICE PER SHARE                                                      $14.47

         "It is our opinion that the potential acquisition price of SBFL is valued in the range of $14.36 to $25.52 per share depending on the valuation methodology utilized. Although the valuation methodologies used herein are not the only ways to predict acquisition price, in our opinion, these acquisition valuation models provide a reasonable basis for estimating a potential sales price well in excess of the current stock price.

         "Vote YES on this proposal.

         "(1) This is a simple mathematical analysis which relates SBFL's financial information to regional and market capitalization size peer group statistics as reported. This analysis does not consider unrecognized expenses or cost savings associated with the announced transaction.

         "(2) The ratios reflect a hypothetical sale of the MHC retained shares and a hypothetical return earned by the new capital. MHC's shares are sold conservatively at 93% of their current stock price, 90% of the proceeds are retained as capital, and this capital earns an after-tax return of 4%. Adjusted last twelve months earnings per share is calculated as follows: [(After-tax return earned by the hypothetical new capital) / (Average diluted shares)] + (ltm diluted eps). Adjusted book value is calculated as follows: [(Current common equity + Capital earned from hypothetical sale) / (Current common equity)] x (Current book value)."

RESPONSE OF THE BOARD OF DIRECTORS

         The Company is served by an independent Board of Directors. Eight of the ten current Board members have never been employed by the Company; only one of the two other Board members is currently employed by the Company. This Board, consistent with its fiduciary duties to all shareholders, frequently considers actions, policies and opportunities that it believes will maximize value for all shareholders. In the exercise of its fiduciary duties, the Board will carefully consider all bona fide proposals for acquisitions or mergers of, or by, the Company as they arise. Accordingly, we believe that the Shareholder Proposal calls for redundant and unnecessary Board activity.

         In addition, the Board of Directors believes that a "fire-sale" atmosphere could be created if the Shareholder Proposal is approved. In our judgment, this would disadvantage any efforts to accomplish a merger or acquisition of, or by, the Company, whether now (as suggested by the Proponent) or in the future. Approval of the Shareholder Proposal might be regarded as a signal that the Board of Directors, under pressure from dissident shareholders, has lost its ability to determine the appropriateness of the timing of a merger or acquisition of the Company, and thus has little bargaining power and could be pressured into accepting less advantageous financial terms than the Board and management might otherwise negotiate. In the Board's view, this would be a disservice to our shareholders, our depositors and the communities we serve.

         In the 90-year history of the Company's wholly-owned subsidiary, Savings Bank of the Finger Lakes, FSB (the "Bank"), we have weathered many business cycles. Under the leadership of our management and our independent Board of Directors, we are developing our niche as a bank that intends to prosper by remaining close to the communities it serves and still offer a broad range of financial products. To accomplish this, we have defined our markets carefully in order to deliver efficient, competitive service. The Board of Directors believes that shareholder value will be maximized by continuing to implement the Company's strategic plans and allowing the Board of Directors to evaluate merger and acquisition opportunities as they arise.

         Since 1994, we have taken several major steps in furtherance of our strategic plan and enhancement of shareholder value. In particular:

        - The Company reorganized in 1998 as a federally chartered stock holding company, in the belief that the reorganization will have the following positive results:

                -       greater operating flexibility

                - the ability to facilitate mergers and acquisitions involving the Bank or other operating entities at appropriate times

                - the ability to conduct activities and make investments that should ultimately benefit all shareholders of the Company

                - the ability, when appropriate, to repurchase Company stock in order to enhance shareholder value and invest capital resources.

                - The Company has been successful in leveraging the capital raised in its 1994 public offering through a combination of de novo branching and wholesale funding strategies. Since the public offering, total assets of the Company have increased 68%, total loans have increased 70% and total deposits have increased 39%. Excluding a special charge in the fourth quarter of 1998, earnings have increased by more than 25% in each of the last two years

                - Since its public offering in 1994, the Company has increased cash dividends paid to shareholders by 20%.

                - In March 1998 the Company paid its shareholders a 2-for-1 stock split in the form of a 100% stock dividend.

                - The Company opened three new branches between March 1996 and June 1998.

RECOMMENDATION

         The Board of Directors of the Company believes that it and the Company's management should continue to have the flexibility to evaluate merger and acquisition opportunities as they arise while continuing to pursue the Company's strategic plans. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY REJECTED THE SHAREHOLDER PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" APPROVAL OF THE SHAREHOLDER PROPOSAL.

VOTE REQUIRED

         Approval of the Shareholder Proposal requires the affirmative vote of a majority of the shares present at the Meeting in person or by proxy, without regard to broker non-votes. Failure to vote or a vote to abstain is equivalent to voting against the Shareholder Proposal.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any proposal which a Shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of Shareholders of the Company, which is currently anticipated to be held in April 2000, must be received at the principal executive offices of the Company, 470 Exchange Street, Geneva, New York 14456, Attention: Terry L. Hammond, Secretary, no later than November 22, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for such annual meeting of Shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Bylaws. The Bylaws provide that any new business to be taken up at an annual meeting must be stated in writing and filed with the Secretary of the Company at least 30 days before the annual meeting. No other proposal may be acted upon at the annual meeting. However, any shareholder may make any other proposal at the annual meeting and the proposal may be discussed and considered, but not acted upon, if the proposal is stated in writing and filed with the Secretary of the Company at least five days before the meeting. Proposals that are not stated in writing and filed with the Secretary of the Company at least five days before the meeting will be laid over for action at the next annual meeting (or at an adjournment, special or annual meeting of the shareholders taking place at least 30 days later).


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 470 EXCHANGE STREET, GENEVA, NEW YORK 14456, ATTENTION: TERRY L. HAMMOND, SECRETARY. The Form 10-K is not part of the proxy solicitation materials.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                                    Terry L. Hammond
                                                    Secretary

Dated:  March 22, 1999

                                REVOCABLE PROXY
                          FINGER LAKES FINANCIAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FINGER LAKES FINANCIAL CORP. FOR USE AT THE ANNUAL MEETING OF
   SHAREHOLDERS TO BE HELD ON APRIL 22, 1999 AND AT ANY ADJOURNMENTS THEREOF.

The undersigned, being a shareholder of Finger Lakes Financial Corp. (the "Company") as of March 12, 1999, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Board Room of its main office located at 470 Exchange Street, Geneva, New York on Thursday, April 22, 1999, at 11:00 a.m., Eastern Time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' THREE NOMINEES FOR ELECTION AS DIRECTORS, FOR THE PROPOSAL IN ITEM 2, AGAINST THE PROPOSAL IN ITEM 3, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          FINGER LAKES FINANCIAL CORP.

                                 APRIL 22, 1999

              - Please Detach and Mail in the Envelope Provided -
-------------------------------------------------------------------------------
A. [X] PLEASE MARK YOUR
       VOTES AS INDICATED
       IN THIS EXAMPLE


               For all nominees
               listed to the right WITHHOLD AUTHORITY
               (except as marked   for all nominees          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               to the contrary)    listed to the right               A VOTE FOR PROPOSALS 1 AND 2.              FOR AGAINST ABSTAIN
1. ELECTION OF     [  ]                  [  ]         Nominees: Chris M. Hansen      2. PROPOSAL to ratify      [  ]  [  ]    [  ]
   DIRECTORS                                                    Joan C. Rogers          the selection of
                                                                Ralph E. Springstead    KPMG LLP as the
                                                                                        Company's independent
(INSTRUCTIONS: To withhold authority to vote for                                        auditors for the year
any individual nominee, write the name of the                                           ending December 31,
nominee in the space provided below.)                                                  1999.

--------------------------------------------------                                      THE BOARD OF DIRECTORS
                                                                                        UNANIMOUSLY RECOMMENDS A
                                                                                        VOTE AGAINST SHAREHOLDER
                                                                                        PROPOSAL 3.             FOR AGAINST ABSTAIN

                                                                                     3. SHAREHOLDER PROPOSAL to  [  ]  [  ]    [  ]
                                                                                        promptly take the
                                                                                        necessary steps to
                                                                                        achieve a sale or merger
                                                                                        of the Company.

                                                                                     4. In their discretion, the proxies are
                                                                                        authorized to vote upon such other business
                                                                                        as may properly come before the meeting.

                                                                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s):_______________________________________________ Dated:______, 1999
Note: Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.